UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 2, 2006
OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (I.R.S. Employer Identification No.)

11911 FM 529 Houston, Texas (Address of principal executive offices)	77041 (Zip Code)
Registrant’s telephone number, including area code: (713) 329-4500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 2, 2006, the Compensation Committee of the Board of Directors of Oceaneering International, Inc. (the “Compensation Committee”) granted awards of restricted stock units and performance units under the Company’s 2005 Incentive Plan (the “Incentive Plan”) to each of Oceaneering’s executive officers. The following table sets forth the number of restricted stock units and performance units awarded to Oceaneering’s chief executive officer and each other named executive officer listed in the “Summary Compensation Table” in Oceaneering’s proxy statement for its 2005 annual meeting of stockholders:

Name and Position	Number of Performance Units(1)	Number of Restricted Stock Units(2)
John R. Huff Chairman of the Board and Chief Executive Officer	14,000	14,000

T. Jay Collins President and Chief Operating Officer	14,000	14,000

M. Kevin McEvoy Senior Vice President	6,000	6,000

Marvin J. Migura Senior Vice President and Chief Financial Officer	5,300	5,300

George R. Haubenreich, Jr. Senior Vice President, General Counsel and Secretary	5,300	5,300

(1)	The performance units are scheduled to vest in full on the third anniversary of the award date, subject to (a) earlier vesting on an employee’s attainment of retirement age or the termination or constructive termination of an employee’s employment in connection with a change of control or due to death or disability and (b) such other terms as are set forth in the award agreement. The number of performance units shown represent units with an initial notional value of $100 and are not equivalent to shares of Oceaneering common stock. The Compensation Committee has approved specific financial goals and performance measures based on cumulative cash flow from operations and a comparison of return on invested capital and cost of capital for the three-year period January 1, 2006 through December 31, 2008 to be used as the basis for the final value of the performance units under the Incentive Plan. The final value of each performance unit may range from $0 to $125. Upon settlement, the value of the performance units will be payable in cash.

(2)	Restricted stock units are scheduled to vest in full on the third anniversary of the award date, subject to (a) earlier vesting on an employee’s attainment of retirement age or the termination or constructive termination of an employee’s employment in connection with a change of control or due to death or disability and (b) such other terms as are set forth in the award agreement. Each restricted stock unit represents the equivalent of one share of Oceaneering common stock. Settlement of the restricted stock units will be made in shares of the Company’s common stock.
     In addition, the Board of Directors of Oceaneering (the “Board”) approved the grant of 4,000 shares of restricted stock to each of the Company’s four non-employee directors. The restricted stock awards are scheduled to vest in full on the first anniversary of the award date, subject to (a) earlier vesting on a change of control or the termination of the director’s service due to death and (b) such other terms as are set forth in the award agreement.
     The Compensation Committee approved the grant of an aggregate of 99,325 restricted stock units and 83,000 performance units, and the Board approved the grant of an aggregate of 16,000 shares of restricted stock, including the awards referenced in the table and the discussion above. Those awards were made to a total of 205 Incentive Plan participants.
     In addition, the Compensation Committee approved: (1) the form of 2006 Employee Restricted Stock Unit Agreement that will govern the terms and conditions of restricted stock unit awards made to the Company’s executive officers and other employees; and (2) the form of 2006 Performance Unit Agreement that will govern the terms and conditions of performance unit awards made to the Company’s executive officers and other employees. The Board approved the form of 2006 Non-Employee Director Restricted Stock Agreement that will govern the terms and conditions of restricted stock awards made to non-employee directors.
     In light of the new accounting principles established by the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, which Oceaneering adopted effective as of January 1, 2006, the Compensation Committee has expressed its intention to refrain from using stock options as a component of employee compensation for Oceaneering’s executive officers and other employees for the foreseeable future, and the Board has expressed its intention to refrain from using stock options as a component of non-employee director compensation for the foreseeable future.
     The foregoing descriptions of the awards under the Incentive Plan are not complete and are qualified by reference to the complete agreements which are attached as exhibits to this report and incorporated by reference into this Item.
Item 9.01 Financial Statements and Exhibits

(c	)	Exhibits

10.1		Form of 2006 Employee Restricted Stock Unit Agreement

10.2		Form of 2006 Performance Unit Agreement

10.3		2006 Performance Award: Goals and Measures, relating to the form of 2006 Performance Unit Agreement

10.4		Form of 2006 Non-Employee Director Restricted Stock Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.
	By:	/s/ George R. Haubenreich, Jr.
George R. Haubenreich, Jr.
Date: February 3, 2006		Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

No.	Description
10.1	Form of 2006 Employee Restricted Stock Unit Agreement

10.2	Form of 2006 Performance Unit Agreement

10.3	2006 Performance Award: Goals and Measures, relating to the form of 2006 Performance Unit Agreement

10.4	Form of 2006 Non-Employee Director Restricted Stock Agreement

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